Exhibit 23.1

                           CONSENT OF PERRY-SMITH LLP

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 2003 in this Form SB-2, and related Prospectus of Ophthalmic Imaging Systems for the registration of 1,716,496 shares of its common stock.



PERRY-SMITH LLP

/s/ PERRY SMITH LLP
---------------------------
Sacramento, California
October 31, 2003